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                                                                 EXHIBIT 5.1



                           GOODWIN, PROCTER & HOAR
              A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                              COUNSELLORS AT LAW
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881




                                  January 26, 1995


Dynatech Corporation
3 New England Executive Park
Burlington, MA  01803

    Re: Registration under the Securities Act of 1933 on Form S-8 of 100,000 shares of Common Stock to be issued and sold pursuant to the Dynatech Corporation Non-Employee Directors' Stock Compensation Plan
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Ladies and Gentlemen:

         This opinion relates to an aggregate of 100,000 shares of Common Stock, par value $0.20 per share (the "Stock"), of Dynatech Corporation, a Massachusetts corporation (the "Company"), which are the subject matter of a registration statement (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Stock is to be issued pursuant to options granted under the Dynatech Corporation Non-Employee Directors' Stock Compensation Plan (the "Plan").

         We have acted as counsel to the Company in connection with the Registration Statement. In that connection, we have examined the originals, or copies certified or otherwise identified to our satisfaction, of the following:
(a) the Restated Articles of Organization of the Company, as amended; (b) the By-laws of the Company, as amended; (c) the records of certain meetings of the Board of Directors of the Company; (d) a copy of the Plan; and (e) the Registration Statement including all exhibits thereto. In our examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.
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                           GOODWIN, PROCTER & HOAR


Dynatech Corporation
January 26, 1995
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         For the purposes of this opinion we assume that the issuance and sale of the Stock will be made in the manner and upon the terms set forth in the Plan and the Registration Statement.

         Based on and subject to the foregoing, we are of the opinion that:

         (1) the Company is a duly organized and validly existing corporation under the laws of the Commonwealth of Massachusetts; and

         (2) the Stock when issued and sold in accordance with the Plan will be validly issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                /s/ Goodwin, Procter & Hoar

                                                GOODWIN, PROCTER & HOAR